Exhibit 99.1

Investor Relations:
Jess Lubert
Juniper Networks
(408) 936-3734
jlubert@juniper.net

Media Relations:
Elliott Burr
Juniper Networks
(408) 936-7823
eburr@juniper.net

JUNIPER NETWORKS REPORTS PRELIMINARY THIRD QUARTER 2023 FINANCIAL RESULTS

SUNNYVALE, Calif., October 26, 2023 - Juniper Networks (NYSE: JNPR), a leader in secure, AI-driven networks, today reported preliminary financial results for the three months ended September 30, 2023 and provided its outlook for the three months ending December 31, 2023.

Third Quarter 2023 Financial Performance
Net revenues were $1,397.8 million, a decrease of 1% year-over-year and a decrease of 2% sequentially.
GAAP operating margin was 6.3%, a decrease from 10.6% in the third quarter of 2022, and a decrease from 9.9% in the second quarter of 2023.
Non-GAAP operating margin was 17.5%, an increase from 17.2% in the third quarter of 2022, and an increase from 16.9% in the second quarter of 2023.
GAAP net income was $76.1 million, a decrease of 37% year-over-year, and an increase of 212% sequentially, resulting in diluted net income per share of $0.24.
Non-GAAP net income was $193.9 million, an increase of 2% year-over-year, and an increase of 3% sequentially, resulting in non-GAAP diluted net income per share of $0.60.
The reconciliation between GAAP and non-GAAP financial measures is provided in a table immediately following the Preliminary Net Revenues by Geographic Region table below.

“We delivered better than expected Q3 results due to another record quarter in our enterprise business, which represented more than 50% of total company revenue for the first time in the company’s history,” said Juniper’s CEO, Rami Rahim. “While we are continuing to experience headwinds from our cloud and service provider customers, many of which are still digesting prior purchases, our enterprise momentum remains strong and provides confidence in our future growth prospects.”

“We delivered another quarter of improved profitability in Q3, as non-GAAP gross and operating margin both exceeded the mid-point of our guidance, which enabled us to achieve non-GAAP EPS above the high-end of our outlook,” said Juniper’s CFO, Ken Miller. “We remain committed to delivering greater than 100 basis points of non-GAAP operating margin expansion in 2023 and see the potential to deliver further improvement in 2024.”

Balance Sheet and Other Financial Results
Total cash, cash equivalents, and investments as of September 30, 2023 were $1,418.0 million, compared to $1,254.9 million as of September 30, 2022, and $1,296.4 million as of June 30, 2023.
Cash flows provided by operations for the third quarter of 2023 were $329.2 million, compared to $51.8 million in the third quarter of 2022, and $343.0 million in the second quarter of 2023.
Days sales outstanding in accounts receivable was 60 days in the third quarter of 2023, compared to 65 days in the third quarter of 2022, and 57 days in the second quarter of 2023.
Capital expenditures were $40.8 million, and depreciation and amortization expense was $48.3 million during the third quarter of 2023.

Outlook
These metrics are provided on a non-GAAP basis, except for revenue and share count. Non-GAAP earnings per share is on a fully diluted basis. The outlook assumes that the exchange rate of the U.S. dollar to other currencies will remain relatively stable at current levels.
The macro-economic environment is expected to remain challenged, which has been factored into our outlook. For the fourth quarter of 2023, we expect to see a sequential growth in bookings and the rate of year-over-year decline to further moderate. We continue to see healthy Enterprise momentum and expect orders to grow both in Q4 and on a full-year basis. However, we expect demand from Cloud and Service Provider customers to remain constrained as they continue to digest previously placed orders.

Non-GAAP gross margin is expected to modestly increase in Q4 2023 due to expected lower supply chain costs.

We will continue to manage non-GAAP operating expenses prudently and expect a sequential decline.

With our fourth quarter guidance, total 2023 revenue is expected to grow approximately 5 to 6 percent on a full year basis and non-GAAP operating margin will expand by more than 100 basis points. Additionally, non-GAAP earnings per share are expected to grow double-digits in 2023, meeting our previously stated guidance for revenue and profitability.

Q4 2023
Our guidance for the quarter ending December 31, 2023 is as follows:
•Revenue will be approximately $1,400 million, plus or minus $50 million.
•Non-GAAP gross margin will be approximately 60.0%, plus or minus 1.0%.
•Non-GAAP operating expenses will be approximately $580 million, plus or minus $5 million.
•Non-GAAP operating margin will be approximately 18.6% at the mid-point of revenue guidance.
•Non-GAAP tax rate will be approximately 19.0%.
•Non-GAAP net income per share will be approximately $0.63, plus or minus $0.05. This assumes a share count of approximately 323 million shares.

For more detailed insight on guidance, please refer to the CFO Commentary that can be found on the Investor Relations section of our website at http://investor.juniper.net.

Capital Return

Our Board of Directors has declared a cash dividend of $0.22 per share to be paid on December 22, 2023 to stockholders of record as of the close of business on December 1, 2023. We remain committed to paying our dividend and remain opportunistic with respect to share buybacks.

Third Quarter 2023 Financial Commentary Available Online
A CFO Commentary reviewing the Company’s third quarter 2023 financial results, as well as the fourth quarter 2023 outlook will be published on the Company’s website at http://investor.juniper.net. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.

Conference Call Webcast
Juniper Networks will host a conference call webcast today, October 26, 2023, at 2:00 pm PT, to be broadcast live over the Internet at http://investor.juniper.net. To participate via telephone in the US, the toll-free number is 1-888-506-0062. Outside the US, dial +1-973-528-0011. Please call 10 minutes prior to the scheduled conference call time. The webcast replay will be archived on the Juniper Networks website.

About Juniper Networks
Juniper Networks challenges the inherent complexity that comes with networking in the multicloud era. We do this with products, solutions and services that transform the way people connect, work and live. We simplify the process of transitioning to a secure and automated multicloud environment to enable secure, AI-driven networks that connect the world. Additional information can be found at Juniper Networks (www.juniper.net).
Investors and others should note that the Company announces material financial and operational information to its investors using its Investor Relations website, press releases, SEC filings and public conference calls and webcasts. The Company also intends to use the Twitter account @JuniperNetworks and the Company’s blogs as a means of disclosing information about the Company and for complying with its disclosure obligations under Regulation FD. The social media channels that the Company intends to use as a means of disclosing information described above may be updated from time to time as listed on the Company’s Investor Relations website.

Juniper Networks, the Juniper Networks logo, Juniper, Junos, and other trademarks are registered trademarks of Juniper Networks, Inc. and/or its affiliates in the United States and other countries. Other names may be trademarks of their respective owners.

Safe Harbor; Forward-Looking Statements
Statements in this release concerning Juniper Networks’ business, economic and market outlook, financial guidance; the consummation and integration of, and financial impact resulting from any acquisitions and divestitures on our guidance; our expectations regarding our liquidity and capital return program; deal, customer and product mix; costs and supply constraints; backlog; customer demand; share buybacks; and our overall future prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of several factors, including: general economic and political conditions globally or regionally, including the impact of a U.S. federal government shutdown or sovereign debt default and adverse changes in China-Taiwan relations and any impact due to armed conflicts (such as the continuing conflict between Russia and Ukraine and between Israel and Hamas as well as governmental sanctions imposed in response); rising interest rates; inflationary pressures; monetary policy shifts; recession risks; business and economic conditions in the networking industry; changes in overall technology spending by our customers; the network capacity and security requirements of our customers; contractual terms that may result in the deferral of revenue; the timing of orders and their fulfillment; continuing manufacturing and supply chain challenges and logistics costs, constraints, changes or disruptions; availability and pricing of key product components, such as semiconductors; delays in scheduled product availability; order cancellations; adoption of or changes to laws, regulations, standards or policies affecting our operations, products, services or the networking industry; product defects, returns or vulnerabilities; significant effects of tax legislation and judicial or administrative interpretation of new tax regulations, including the potential for corporate tax increases and changes to global tax laws; legal settlements and resolutions, including with respect to enforcing our proprietary rights; the potential impact of activities related to the execution of capital return, restructurings and product rationalization; the impact of import tariffs and changes thereto; currency exchange rates; and other factors listed in Juniper Networks’ most recent report on Form 10-Q or 10-K filed with the Securities and Exchange Commission. In addition, many of the foregoing risks and uncertainties are, and could be, exacerbated by any worsening of the global business and economic environment or other disruptions due to geopolitical conditions and global health emergencies. Note that our estimates as to the tax rate on our business are based on current tax law and regulations, including current interpretations thereof, and could be materially affected by changing interpretations as well as additional legislation and guidance. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information made in this release in the event facts or circumstances subsequently change after the date of this press release. We have not filed our Form 10-Q for the quarter ended September 30, 2023. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time we file our Form 10-Q.

All forward-looking non-GAAP measures exclude estimates for amortization of intangible assets, share-based compensation expenses, acquisition, divestiture, and strategic investment related charges, restructuring benefits or charges, impairment charges, strategic partnership-related charges, legal reserve and settlement charges or benefits, gain, loss and impairment charges on equity investments, loss on extinguishment of debt, retroactive impact of certain tax settlements, significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the impact of income tax reform, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of further changes to tariffs and the impact of any future acquisitions, divestitures, or joint ventures that may occur in the period. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.

Juniper Networks, Inc.
Preliminary Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenues:
Product	$898.1	$967.5	$2,773.9	$2,551.6
Service	499.7	447.1	1,425.8	1,300.8
Total net revenues	1,397.8	1,414.6	4,199.7	3,852.4
Cost of revenues:
Product	445.6	478.6	1,371.2	1,289.0
Service	141.8	148.2	433.8	432.1
Total cost of revenues	587.4	626.8	1,805.0	1,721.1
Gross margin	810.4	787.8	2,394.7	2,131.3
Operating expenses:
Research and development	288.5	274.0	855.3	766.9
Sales and marketing	311.5	286.8	923.0	834.4
General and administrative	60.3	64.7	193.5	192.1
Restructuring charges	62.5	13.0	78.5	22.3
Total operating expenses	722.8	638.5	2,050.3	1,815.7
Operating income	87.6	149.3	344.4	315.6
Gain (loss) on privately-held investments, net (1) (2)	—	(0.1)	(92.0)	5.8
Gain on divestiture	—	—	—	45.8
Other expense, net (1)	(4.8)	(9.0)	(21.0)	(35.9)
Income before income taxes and loss from equity method investment	82.8	140.2	231.4	331.3
Income tax provision	5.0	16.6	39.6	38.1
Loss from equity method investment, net of tax	1.7	2.1	5.9	2.6
Net income	$76.1	$121.5	$185.9	$290.6

Net income per share:
Basic	$0.24	$0.38	$0.58	$0.90
Diluted	$0.24	$0.37	$0.57	$0.88
Weighted-average shares used to compute net income per share:
Basic	319.3	322.8	320.3	321.8
Diluted	323.8	328.9	326.3	329.3
__________________
(1) The prior period amounts have been reclassified to conform to the current period presentation.
(2) Privately-held investments represent investments in privately-held debt and redeemable preferred stock securities and equity investments without readily determinable fair value.

Juniper Networks, Inc.
Preliminary Net Revenues by Customer Solution
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Customer Solutions:
Automated WAN Solutions	$436.1	$532.7	$1,385.2	$1,386.3
Cloud-Ready Data Center	170.0	229.3	563.9	619.0
AI-Driven Enterprise	382.5	266.6	1,070.6	707.9
Hardware Maintenance and Professional Services	409.2	386.0	1,180.0	1,139.2
Total	$1,397.8	$1,414.6	$4,199.7	$3,852.4

Juniper Networks, Inc.
Preliminary Net Revenues by Vertical
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cloud	$269.6	$375.3	$845.5	$1,013.3
Service Provider	418.8	523.1	1,442.3	1,421.9
Enterprise	709.4	516.2	1,911.9	1,417.2
Total	$1,397.8	$1,414.6	$4,199.7	$3,852.4

Juniper Networks, Inc.
Preliminary Net Revenues by Geographic Region
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Americas	$836.5	$895.8	$2,483.6	$2,299.4
Europe, Middle East, and Africa	345.4	320.4	1,069.9	991.5
Asia Pacific	215.9	198.4	646.2	561.5
Total	$1,397.8	$1,414.6	$4,199.7	$3,852.4

Juniper Networks, Inc.
Preliminary Reconciliations between GAAP and non-GAAP Financial Measures
(in millions, except percentages and per share amounts)
(unaudited)

		Three Months Ended
		September 30, 2023	June 30, 2023	September 30, 2022
GAAP operating income		$87.6	$141.1	$149.3
GAAP operating margin		6.3%	9.9%	10.6%
Share-based compensation expense	C	74.7	62.0	61.5
Share-based payroll tax expense	C	3.7	0.5	2.1
Amortization of purchased intangible assets	A	17.1	17.2	18.4
Restructuring charges	B	62.5	16.5	13.0
Acquisition and integration-related charges	A	0.1	—	(0.5)
Gain (loss) on non-qualified deferred compensation plan ("NQDC")	B	(0.9)	2.0	(1.0)
Others	B	—	2.8	0.9
Non-GAAP operating income		$244.8	$242.1	$243.7
Non-GAAP operating margin		17.5%	16.9%	17.2%

GAAP net income		$76.1	$24.4	$121.5
Share-based compensation expense	C	74.7	62.0	61.5
Share-based payroll tax expense	C	3.7	0.5	2.1
Amortization of purchased intangible assets	A	17.1	17.2	18.4
Restructuring charges	B	62.5	16.5	13.0
Acquisition and integration-related charges	A	0.1	—	(0.5)
Loss on privately-held investments (1)	B	—	92.2	0.1
Loss (gain) on equity investments (1)	B	(1.5)	0.6	(0.1)
Loss from equity method investment	B	1.7	2.1	2.1
Income tax effect of tax legislation	B	(7.8)	—	—
Income tax effect of non-GAAP exclusions	B	(32.7)	(29.3)	(28.2)
Others	B	—	2.8	0.9
Non-GAAP net income		$193.9	$189.0	$190.8

GAAP diluted net income per share		$0.24	$0.07	$0.37
Non-GAAP diluted net income per share	D	$0.60	$0.58	$0.58
Shares used in computing diluted net income per share		323.8	326.0	328.9
__________________
(1) The prior period amounts have been reclassified to conform to the current period presentation.

Discussion of Non-GAAP Financial Measures
Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Juniper is unable to provide a reconciliation of non-GAAP guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded from these non-GAAP measures. For example, share-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. Amortization of intangible assets is significantly impacted by the timing and size of any future acquisitions. The items that are being excluded are difficult to predict and a reconciliation could result in disclosure that would be imprecise or potentially misleading.
This press release, including the tables above, includes the following non-GAAP financial measures derived from our Preliminary Consolidated Statements of Operations: operating income; operating margin; net income; and diluted net income per share. These measures are not presented in accordance with, nor are they a substitute for GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.
We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operation, we mean the ongoing revenue and expenses of the business, excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the table above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition Related Charges, Other Items, and Share-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below. With respect to the items excluded from our forward-looking non-GAAP measures and reconciliation of such measures, please see the “Outlook” section above.
The above tables and reconciliations can also be found on our Investor Relations website at http://investor.juniper.net.
Note A: Acquisition Related Charges. We exclude certain expense items resulting from acquisitions including amortization of purchased intangible assets associated with our acquisitions. The amortization of purchased intangible assets associated with acquisitions results in recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.
Note B: Other Items. We exclude certain other items that are the result of either unique, infrequent or unplanned events, including the following, when applicable: (i) strategic investment-related gain or loss, including gain or loss from our equity method investment and our privately-held investments; (ii) legal reserve and settlement charges or benefits; (iii) gain or loss on significant isolated events or transactions, including divestitures and the Russia-Ukraine conflict, which are directly related to the events, objectively quantifiable, and not expected to occur regularly in the future that are not indicative of our core operating results; (iv) loss on extinguishment of debt; (v) significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the impact of income tax reform; (vi) recognition of previously unrecognized tax benefits that are non-recurring in nature; and (vii) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. Additionally, the non-GAAP results exclude the effects of NQDC-related investments. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these transactions may limit the comparability of our on-going operations with prior and future periods.
In addition, we exclude restructuring benefits or charges as these result from events that arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. As such, we believe these expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred or comparisons to past operating results. We also exclude gains or losses related to strategic investments as well as significant isolated events as they are directly related to an event that is distinct and does not reflect current ongoing business operations. In the case of legal reserves and settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Additionally, we exclude previously unrecognized tax benefits that are non-recurring in nature which are recorded in the period in which applicable statutes of limitation lapse or upon the completion of tax review cycles as the tax matter may relate to multiple or different periods. Further, certain items related to global tax reform may continue to impact the business and are generally unrelated to the current level of business activity. We believe these tax events limit the comparability with prior periods and that these expenses or benefits do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance with these amounts both included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.
Note C: Share-Based Compensation Related Items. We provide non-GAAP information relative to our expense for share-based compensation and related payroll tax. Due to the varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of share-based compensation, we believe that the exclusion of share-based compensation and related payroll tax allows for more accurate comparisons of our operating results to our peer companies and is useful to investors to understand the impact of share-based compensation on our results of operations. Further, expense associated with granting share-based awards does not reflect any cash expenditures by the company as no cash is expended.

Note D: Non-GAAP Net Income Per Share Items. We provide diluted non-GAAP net income per share. The diluted non-GAAP net income per share includes additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.
Preliminary Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,243.5	$880.1
Short-term investments	133.6	210.3
Accounts receivable, net of allowances	937.3	1,227.3
Inventory	976.3	619.4
Prepaid expenses and other current assets	580.6	680.0
Total current assets	3,871.3	3,617.1
Property and equipment, net	687.8	666.8
Operating lease assets	120.2	141.6
Long-term investments	40.9	139.6
Purchased intangible assets, net	109.0	160.5
Goodwill	3,734.3	3,734.4
Other long-term assets	841.3	866.7
Total assets	$9,404.8	$9,326.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$324.4	$347.4
Accrued compensation	221.6	306.1
Deferred revenue	1,037.6	1,020.5
Other accrued liabilities	653.2	404.9
Total current liabilities	2,236.8	2,078.9
Long-term debt	1,588.5	1,601.3
Long-term deferred revenue	802.4	642.6
Long-term income taxes payable	201.1	279.4
Long-term operating lease liabilities	90.7	117.7
Other long-term liabilities	154.1	131.7
Total liabilities	5,073.6	4,851.6
Total stockholders' equity	4,331.2	4,475.1
Total liabilities and stockholders' equity	$9,404.8	$9,326.7

Juniper Networks, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$185.9	$290.6
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation expense	197.6	153.9
Depreciation, amortization, and accretion	147.4	165.4
Deferred income taxes (1)	(154.5)	(173.2)
Operating lease assets expense	30.5	30.3
Gain on divestiture	—	(45.8)
Loss (gain) on privately-held investments, net (1)	92.0	(5.8)
Loss from equity method investment	5.9	2.6
Impairment of assets (1)	26.1	5.8
Other (1)	(2.3)	10.1
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	289.7	(34.3)
Inventory (1)	(385.7)	(256.4)
Prepaid expenses and other assets (1)	193.3	(206.4)
Accounts payable	(21.9)	75.7
Accrued compensation	(82.5)	(85.9)
Income taxes payable	135.7	(11.2)
Other accrued liabilities	30.0	(4.6)
Deferred revenue	176.5	67.2
Net cash provided by (used in) operating activities	863.7	(22.0)
Cash flows from investing activities:
Purchases of property and equipment	(124.0)	(73.4)
Proceeds from divestiture, net	—	89.1
Purchases of available-for-sale debt securities	(28.1)	(104.1)
Proceeds from sales of available-for-sale debt securities	28.2	102.3
Proceeds from maturities and redemptions of available-for-sale debt securities	175.1	330.7
Purchases of equity securities	(5.5)	(15.5)
Proceeds from sales of equity securities	11.0	3.8
Payments for business acquisitions, net of cash and cash equivalents acquired	—	(3.9)
Funding of loan receivable	(7.7)	—
Other	1.8	2.2
Net cash provided by investing activities	50.8	331.2
Cash flows from financing activities:
Repurchase and retirement of common stock	(396.8)	(226.8)
Proceeds from issuance of common stock	61.7	56.8
Payment of dividends	(210.5)	(202.8)
Payment of debt issuance costs	(1.3)	—
Net cash used in financing activities	(546.9)	(372.8)
Effect of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(4.1)	(29.5)
Net increase (decrease) in cash, cash equivalents, and restricted cash	363.5	(93.1)
Cash, cash equivalents, and restricted cash at beginning of period	897.7	942.7
Cash, cash equivalents, and restricted cash at end of period	$1,261.2	$849.6
Non-cash investing activity:
Equity method investment	$—	$40.3
__________________
(1) The prior period amounts have been reclassified to conform to the current period presentation.